EXHIBIT 4.4

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                            ACTIVANT SOLUTIONS INC.,

                                    as Issuer

                                       AND

                           THE GUARANTORS NAMED HEREIN


                                       AND

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,

                                   as Trustee

                            _________________________

                          SECOND SUPPLEMENTAL INDENTURE

                         Dated as of September 13, 2005

                                       to

                                    Indenture

                Dated as of June 27, 2003, as Supplemented by the
             First Supplemental Indenture Dated as of April 20, 2005

                           __________________________

                                  $157,000,000

                              10 1/2% Senior Notes

                                    due 2011


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        SECOND SUPPLEMENTAL INDENTURE, dated as of September 13, 2005, among ACTIVANT SOLUTIONS INC., a Delaware corporation (the "Company"), SPEEDWARE HOLDINGS, INC., a Delaware corporation ("Speedware Holdings"), SPEEDWARE USA, INC., a New York corporation ("Speedware USA"), PROPHET 21, INC., a Delaware corporation ("P21"), PROPHET 21 INVESTMENT CORPORATION, a Delaware corporation ("P21 Investment"), PROPHET 21 CANADA, INC., a Delaware corporation ("P21 Canada"), PROPHET 21 NEW JERSEY, INC., a New Jersey corporation ("P21 New Jersey"), DISTRIBUTOR INFORMATION SYSTEMS CORPORATION, a Connecticut corporation ("DISC"), TRADE SERVICE SYSTEMS, INC., a Pennsylvania corporation ("TSS"), and STANPAK SYSTEMS, INC., a Massachusetts corporation ("Stanpak", and together with Speedware Holdings, Speedware USA, P21, P21 Investment, P21 Canada, P21 New Jersey, DISC and TSS, the "New Subsidiary Guarantors"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as successor by merger to Wells Fargo Bank Minnesota, N.A., as Trustee (the "Trustee").

        WHEREAS, the Company and certain subsidiary guarantors have heretofore executed and delivered to the Trustee an Indenture dated as of June 27, 2003 (as supplemented, the "Indenture"), providing for the issuance of $157,000,000 aggregate principal amount of 10 1/2% Senior Notes due 2011 (the "Notes"); and

        WHEREAS, the Company, the New Subsidiary Guarantors and the Trustee desire by this Second Supplemental Indenture, pursuant to and as contemplated by the provisions of the Indenture relating to the addition of guarantors, including, without limitation, Sections 4.05 and 10.01 thereof, to add the New Subsidiary Guarantors as guarantors pursuant to the terms of the Indenture; and

        WHEREAS, the execution and delivery of this Second Supplemental Indenture has been authorized by resolutions of the Board of Directors of each of the Company and the New Subsidiary Guarantors; and

        WHEREAS, all conditions and requirements necessary to make this Second Supplemental Indenture a valid, binding legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

        NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the others and for the equal and ratable benefit of the holders of the Notes, as follows:

                                   ARTICLE I.

                     ASSUMPTION OF OBLIGATIONS AS GUARANTOR

Section 1.01. Assumption. Each of the New Subsidiary Guarantors hereby expressly and unconditionally assumes each and every covenant, agreement and undertaking of a Guarantor in the Indenture as of the date of this Second Supplemental Indenture, and also hereby expressly and unconditionally assumes each and every covenant, agreement and undertaking of a Guarantor in each Note outstanding on the date of this Second Supplemental Indenture and any Additional Notes issued pursuant to the Indenture.

                                   ARTICLE II.

                            MISCELLANEOUS PROVISIONS

Section 2.01. Terms Defined. For all purposes of this Second Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Second Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

Section 2.02. Indenture. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect.

Section 2.03. Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 2.04. Successors. All agreements of the Company and the New Subsidiary Guarantors in this Second Supplemental Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.

Section 2.05. Duplicate Originals. All parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

Section 2.06. Severability. In case any one or more of the provisions in this Second Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 2.07. Trustee Disclaimer. The Trustee accepts the amendment of the Indenture effected by this Second Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and the New Subsidiary Guarantors, or for or with respect to (i) the validity or sufficiency of this Second Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company and the New Subsidiary Guarantors by corporate action or otherwise, (iii) the due execution hereof by the Company and the New Subsidiary Guarantors or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

Section 2.08. Effectiveness. This Second Supplemental Indenture shall become effective, once executed, upon receipt by the Trustee of a certificate of an appropriate officer of the Company and an opinion of Weil, Gotshal & Manges LLP, counsel to the Company, each of which shall be dated no earlier than the date hereof.








            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

        IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year written above.





                                    ACTIVANT SOLUTIONS INC., as Issuer


                                    By:  /s/ Richard W. Rew, II
                                         ---------------------------------------
                                         Name:  Richard W. Rew, II
                                         Title: Secretary


                                    SPEEDWARE HOLDINGS, INC., as a New
                                    Subsidiary Guarantor


                                    By:  /s/ Richard W. Rew, II
                                         ---------------------------------------
                                         Name:  Richard W. Rew, II
                                         Title: Secretary


                                    SPEEDWARE USA, INC., as a New Subsidiary
                                    Gurantor


                                    By:  /s/ Richard W. Rew, II
                                         ---------------------------------------
                                         Name:  Richard W. Rew, II
                                         Title: Secretary


                                    PROPHET 21, INC., as a New Subsidiary
                                    Guarantor


                                    By:  /s/ Richard W. Rew, II
                                         ---------------------------------------
                                         Name:  Richard W. Rew, II
                                         Title: Secretary


                                    PROPHET 21 INVESTMENT CORPORATION, as a
                                    New Subsidiary Guarantor


                                    By:  /s/ Richard W. Rew, II
                                         ---------------------------------------
                                         Name:  Richard W. Rew, II
                                         Title: Secretary

                                    PROPHET 21 CANADA, INC., as a New
                                    Subsidiary Guarantor


                                    By:  /s/ Richard W. Rew, II
                                         ---------------------------------------
                                         Name:  Richard W. Rew, II
                                         Title: Secretary


                                    PROPHET 21 NEW JERSEY, INC., as a New
                                    Subsidiary Guarantor


                                    By:  /s/ Richard W. Rew, II
                                         ---------------------------------------
                                         Name:  Richard W. Rew, II
                                         Title: Secretary


                                    DISTRIBUTOR INFORMATION SYSTEMS CORPORATION, as a New Subsidiary Guarantor


                                    By:  /s/ Richard W. Rew, II
                                         ---------------------------------------
                                         Name:  Richard W. Rew, II
                                         Title: Secretary


                                    TRADE SERVICE SYSTEMS, INC., as a New
                                    Subsidiary Guarantor


                                    By:  /s/ Richard W. Rew, II
                                         ---------------------------------------
                                         Name:  Richard W. Rew, II
                                         Title: Secretary


                                    STANPAK SYSTEMS, INC., as a New Subsidiary
                                    Guarantor


                                    By:  /s/ Richard W. Rew, II
                                         ---------------------------------------
                                         Name:  Richard W. Rew, II
                                         Title: Secretary

                                    WELLS FARGO BANK, NATIONAL ASSOCIATION, as
                                    Trustee


                                    By:   /s/ Timothy P. Mowdy
                                         ---------------------------------------
                                         Name:  Timothy P. Mowdy
                                         Title: Assistant Vice President